                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)


                                 May 16, 1996


                           Gothic Energy Corporation
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            (Exact name of registrant as specified in its charter)

         Delaware                   0-19753                      22-2663839
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(State or other jurisdiction      (commission                   (IRS Employer
of incorporation)                 File Number)               Identification No.)

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           5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105
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                   (Address of principal executive offices)


Registrant's telephone number, including area code:   (918) 749-5666
                                                      --------------



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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS:

     On May 16, 1996, the Registrant completed the acquisition, effective as of January 1, 1996, from Comstock Oil and Gas, Inc. and Comstock Offshore Energy,
Inc., of various working interests in 145 producing oil and gas properties.  The
Registrant will operate approximately 70 of the wells. The purchase price for the properties acquired was $6,600,000, subject to certain adjustments.
Substantially all the properties acquired are located in the Anadarko Basin of western Oklahoma and the Arkoma Basin of eastern Oklahoma and Arkansas.

     The purchase price was financed through an increase in the amount of borrowings under the Registrant's Loan Agreement dated January 19, 1996 with
Bank One, Texas, N.A.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:

     (a) Financial statements of businesses acquired.

         It is impracticable for the Registrant to provide the required financial statements for the business acquired at the time this Current Report on Form 8-K is filed. Such financial statements will be filed as soon as practicable but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

     (b) Pro forma financial information.

         It is impracticable for the Registrant to provide the required pro forma financial information for the business acquired at the time this Current
Report on Form 8-K is filed. Such pro forma financial information will be filed as soon as practicable but not later than 60 days after the date this Current
Report on Form 8-K is required to be filed.

     (c) Exhibits.

         (i) Purchase and Sale Agreement dated as of May 8, 1996 between
Comstock Oil and Gas, Inc., Comstock Offshore Energy, Inc., and Buttonwood
Petroleum, Inc. (a wholly-owned subsidiary of the Registrant). (To be filed by amendment.)


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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused thus report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  Gothic Energy Corporation



                                             By:    /s/ Michael K. Paulk
                                                  ------------------------------
                                                  Michael K. Paulk, President



Dated:  May 29, 1996



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